MEDIFAST, INC.
AMENDED AND RESTATED 2012 SHARE INCENTIVE PLAN

1.Purpose. The purpose of this Amended and Restated 2012 Share Incentive Plan (the “Plan”) of Medifast, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company and its stockholders by providing a means to attract, retain, and reward executive officers and other key individuals of the Company and/or its subsidiaries, to link compensation to measures of the Company’s performance in order to provide additional share- based incentives to such individuals for the creation of stockholder value, and to promote ownership of a greater proprietary interest in the Company, thereby aligning such individuals’ interests more closely with the interests of stockholders of the Company.

2.Definitions. The definitions of awards under the Plan, including Options, SARs (including Limited SARs), Restricted Shares, Deferred Shares, and Shares granted as a bonus or in lieu of other awards are set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed “Awards.” The definitions of terms relating to a Change in Control of the Company are set forth in Section 8 of the Plan. In addition to such terms and the terms defined in Section 1, the following are defined terms under the Plan:
a.“Award Agreement” means any written agreement, contract, notice to a Participant, or other instrument or document evidencing an Award.
b.“Beneficiary” means the person, persons, trust, or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan upon such Participant’s death. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the Participant’s estate.
c.“Board” means the Board of Directors of the Company.
d.“Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code include regulations thereunder and successor provisions and regulations thereto.
e.“Committee” means the Compensation Committee of the Board, and/ or such other Board committee as may be designated by the Board to administer the Plan.
f.“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act include the rules promulgated thereunder and successor provisions and rules thereto.
g.“Fair Market Value” of a Share means, as of any given date, the closing sales price of a Share on the New York Stock Exchange for such date or, if such day was not a trading day, the closing sales price for the most recent trading day prior to such date.

h.“Participant” means a person who, as an executive officer, director, key employee or key independent contractor of the Company or a subsidiary, has been granted an Award under the Plan which remains outstanding.
i.“Performance Goals” means the objective goal or goals applicable to a Participant’s Awards that are deemed by the Committee to be important to the success of the Company or any subsidiaries of the Company. The Committee shall establish the specific objective measures for each applicable goal for a performance period, which need not be uniform with respect to each Participant. In creating these measures, the Committee may use one or more of the following business criteria: (i) earnings before or after interest, taxes, depreciation and amortization, (ii) earnings before or after interest, taxes, depreciation and amortization expressed as a percentage of net sales, (iii) earnings per share, (iv) operating cash flow, (v) return on invested capital, (vi) return on stockholders' equity, (vii) market price per share, measured either in absolute terms or as compared to a peer group, (viii) net sales or net revenue, (ix) return on net sales, (x) profit margin, gross or net, (xi) operating margin, (xii) productivity, (xiii) working capital efficiency, (xiv) expense control or (xv) any other criteria determined to be appropriate by the Committee. The business criteria may apply to the individual, a division, a component of the Company’s business, or to the Company and/or one or more subsidiaries of the Company and may be weighted and expressed in absolute terms or relative to the performance of other individuals or companies or an index.
j.“Rule 16b-3” means Exchange Act Rule 16b-3 as from time to time in effect and applicable to the Plan and Participants.
k.“Share” means a Common Share of the Company and such other securities as may be substituted for such Share or such other securities pursuant to Section 8; provided, however, that to the extent any class of common shares are readily tradable on an established securities market, such common shares shall be designated as the Shares for purposes of this Plan.
l.“Termination of Service” means: (i) with respect to an Award granted to an employee, the termination of the employment relationship between the employee and the Company and all Company subsidiaries, (ii) with respect to an Award granted to an independent contractor, the termination of the service arrangement between the independent contractor and the Company and all Company subsidiaries, and (iii) with respect to an Award granted to a non-employee director, the cessation of the provision of services as a director of the Company and all Company subsidiaries; provided, however, that if the Participant’s status changes from employee, independent contractor, or non-employee director to any other status eligible to receive Awards under the Plan, the Committee may provide that no Termination of Service occurs for purposes of the Plan until the Participant’s new status with the Company and all Company subsidiaries terminates. For purposes of this subsection, if a Participant’s relationship is with a Company subsidiary, and not the Company (i.e., the Participant is an employee, independent contractor, or non-employee director of a Company subsidiary and not the Company), the Participant shall incur a Termination of Service when such entity ceases to be a Company subsidiary, unless the Committee determines otherwise.

3.Administration.
a.Composition of Committee. The Committee shall consist solely of two or more individuals each of whom shall be a “nonemployee director” as defined in Rule l6b-3. If the Committee cannot or does not act, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.
b.Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:
i.to select Participants to whom Awards may be granted;
ii.to determine the type or types of Awards to be granted to each Participant;
iii.to determine the number of Awards to be granted, the number of Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, the exercise price, grant price, or purchase price, any restriction or condition, any schedule or performance conditions for the lapse of restrictions or conditions relating to transferability, forfeiture before or after grant, exercisability, or settlement of an Award, and waivers, accelerations, or modifications thereof, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;
iv.to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
v.to prescribe the form of each Award Agreement, which need not be identical for each Participant;
vi.to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;
vii.to correct any defect or supply appropriate text for any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder, with such constructions and interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; provided that, the Committee’s construction and interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such constructions and interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control;
viii.to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan; and
ix.In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee, except as provided in clause (vii), shall be final and binding upon all persons. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter.

c.Manner of Exercise of Committee Authority. Unless authority is specifically reserved to the Board under the terms of the Plan, the Company’s bylaws, or applicable law, the Committee shall have discretion to exercise authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, subsidiaries of the Company, Participants, any person claiming any rights under the Plan from or through any Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any subsidiary the authority, subject to such terms as the Committee shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions of the Committee as the Committee may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee as the Committee may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.
d.Limitation of Liability. Each member of the Committee shall be entitled to in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on behalf of the Committee or members thereof shall, to the extent permitted by law or charter, be fully indemnified, held harmless and protected by the Company with respect to any such action, determination, or interpretation.

4.Shares Available Under Plan; Individual Award Limitations; Adjustments.
a.Shares Reserved for Awards. Subject to adjustment as hereinafter provided, the total number of Shares reserved and available for issuance to Participants in connection with Awards (including with respect to ISOs) under the Plan shall increase by 250,000 Shares to approximately 1,425,000 Shares; provided, however, that the number of Shares with respect to which (i) Awards of Options (including ISOs) and SARs may be granted to any Participant shall in each case not exceed 75,000 during any calendar year and (ii) Awards of Restricted Shares, Deferred Shares and Shares may be granted to any non-employee Director, shall in each case not exceed 150,000 during any calendar year. If all or any portion of an Award is forfeited, settled in cash, or terminated without issuance of Shares to the Participant, the Shares to which such Award or portion thereof related shall again be available for future Awards under the Plan. Notwithstanding anything to the contrary contained herein, Shares subject to an Option or SAR under this Plan shall not again be available for issuance under this Plan if such Shares are (i) Shares tendered, withheld or surrendered in payment of the exercise or purchase price of an Option or SAR or tax obligations relating to Award, (ii) Shares that were not issued or delivered as a result of the net settlement or net exercise of an Option or SAR or (iii) Shares repurchased on the open market with the proceeds of an Option’s exercise price. The Committee may adopt procedures for the counting of Shares relating to any Award to ensure appropriate counting and avoid double counting (in the case of tandem or substitute awards). Any Shares issued pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares, or Shares acquired in the market for the account of the Participant (which treasury Shares or acquired Shares will be deemed to have been “issued” pursuant to such Award).
b.Adjustments.
i.In the event that the Committee shall determine that any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of Shares or other securities of the Company, stock split or reverse split, extraordinary dividend

(whether in the form of cash, Shares, or other property), liquidation, dissolution, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of each Participant’s rights under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares remaining reserved and available for issuance under Section 4(a), (ii) the number and kind of outstanding Restricted Shares or Restricted Shares relating to any other outstanding Award in connection with which Restricted Shares may be issued, (iii) the number and kind of Shares that may be issued in respect of other outstanding Awards, and/or (iv) the exercise price or grant price relating to any Award (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles; or in the event the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan.
ii.If the Company shall be consolidated or merged with another corporation or other entity, each Participant who has received Restricted Shares that are then subject to restrictions imposed by Section 6(d) may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Participant is entitled to receive by reason of ownership of Restricted Shares in a manner consistent with Section 6(d)(iv), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 6(d), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend referred to in Section 6(d)(iv).
iii.The judgment of the Committee with respect to any matter referred to in this sub-section (b) shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

5.Eligibility. Except as provided in the following sentence, Executive officers, other key employees and other key independent contractors of the Company and its subsidiaries, including any director and any director who is also an executive officer or employee, are eligible to be granted Awards under the Plan. Notwithstanding the preceding sentence, only Executive officers and other key employees of the Company and its “subsidiary corporation” (as such term is defined in Section 424(f) of the Code) are eligible to be granted ISOs under the Plan.

6.Specific Terms of Awards.
a.General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(f)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of Termination of Service by the Participant or upon the occurrence of other events. In addition, the Committee shall require, as the condition of the issuance of Shares in connection with any Award, that consideration be received by the Company which meets the requirements of the Delaware General Corporation Law.
b.Options. An Option entitles a Participant to purchase a Share on the exercise thereof. Options include ISOs and NQSOs. An ISO is an Option that is intended to meet the requirements of Section 422 of the Code. An NQSO is an Option that is not an ISO. The Committee is authorized to grant Options to Participants on the following terms and conditions:
i.Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee at the time of grant but shall be not less than 100% (110% in the case of an ISO granted to a more-than-ten-percent stockholder, as provided in clause (vi) below) of Fair Market Value on the date of grant of the Option.
ii.Term. The term of each Option shall be determined by the Committee and shall not exceed ten years (five years in the case of an ISO granted to a more-than-ten-percent stockholder (as provided in clause (vi) below)).
iii.Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Shares, cashless exercise and/or a broker-assisted exercise, and the methods by which Shares will be delivered or deemed to be delivered to Participants.
iv.Forfeiture. Except as otherwise determined by the Committee, upon Termination of Service during the applicable term of the Options, unexercised Options shall be forfeited and again be available for Award by the Company. The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to the Options will be waived in whole or in part in the event of terminations resulting from specified causes.
v.ISO Annual Limit. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Shares with respect to which the ISOs are exercisable for the first time by a Participant during any calendar year (counting ISOs under this Plan and under any stock option plan of the Company or a parent or subsidiary corporation of the Company (as defined in Sections 424(e) and (f) of the Code) shall not exceed $100,000. If an Option intended as an ISO is granted to a Participant and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder. For purposes of determining whet her an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted.
vi.More-Than Ten-Percent Stockholder. If, after applying the attribution rules of Section 424(d) of the Code, the Participant owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of a parent or subsidiary corporation of the Company (as defined in Sections 424(e) and (f) of the Code) immediately before an ISO is granted to him or her, the exercise price for the ISO shall be not less than 110 percent of the Fair Market Value of the optioned Shares on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this clause shall not apply to NQSOs.
c.Share Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:
i.Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise, over (B) the Fair Market Value of one Share on the date of grant of the SAR.
ii.Other Terms. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised upon the occurrence of a Change in Control (as such term is defined in Section 8(b) or as otherwise defined by the Committee) may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. Such Limited SARs may be either freestanding or in tandem with other Awards.
iii.Forfeiture. Except as otherwise determined by the Committee, upon Termination of Service during the applicable term of the SARs, unexercised SARs shall be forfeited and again be available for Award by the Company. The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to the SARs will be waived in whole or in part in the event of terminations resulting from specified causes.
d.Restricted Shares. The Committee is authorized to grant Restricted Shares to Participants on the following terms and conditions:
i.Grant. The Committee may provide a specified purchase price for the Restricted Shares (whether or not any State law applicable to the Company requires the payment of a purchase price). Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Shares, a Participant granted Restricted Shares shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon (as described below). Restricted Shares include Performance Shares. Performance Shares are Restricted Shares that provide for a lapse of restrictions upon the attainment of certain Performance Goals.
ii.Lapse of Restrictions.
1.In General. Upon the lapse of all restrictions in accordance with this subsection (d) or Section 8, Shares shall cease to be Restricted Shares for purposes of the Plan.
2.Restricted Shares Other Than Performance Shares. With respect to Restricted Shares that are not Performance Shares, the applicable restrictions shall lapse at such time or times, and on such conditions (such as performance-based requirements), as the Administrator may specify in the Award Agreement. The Administrator may at any time accelerate the time at which the restrictions on all or any part of the shares of Restricted Shares (other than Performance Shares) will lapse.
3.Performance Shares. With respect to Performance Shares, the applicable restrictions shall lapse at the end of the applicable performance period if and to the extent the Performance Goals have been achieved for such period. The Committee shall certify the extent to which the Performance Goals are achieved and shall have the discretion to decrease (but not increase) the extent to which such restrictions lapse on account of such achievement. The restrictions shall also lapse (A) as provided in Section 8, or (B) if and to the extent determined by the Committee, in the case of the Participant’s death or disability (as determined by the Committee). If the Participant’s Termination of Service occurs for any reason prior to the end of the performance period, the Participant shall forfeit all Performance Shares granted with respect to such performance period except (i) as provided in Section 14, (ii) as determined by the Committee in the case of the Participant’s death or disability (as determined by the Committee), or (iii) as otherwise provided by the Committee.
iii.Forfeiture. Except as otherwise determined by the Committee, upon Termination of Service during the applicable restriction period, Restricted Shares that are at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes.
iv.Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, the Company may retain physical possession of the certificate, and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Shares.
v.Dividends and Distributions. Dividends paid on Restricted Shares shall be either paid at the dividend payment date in the form the dividends are paid to other stockholders, in cash, or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or subject to the terms of Section 409A of the Code, the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Shares, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect; provided that with respect to Restricted Shares (including Performance Shares) that vest based on the achievement of Performance Goals or other performance criteria, dividends shall be paid at the time and to the extent that the restrictions and risk of forfeiture on the Restricted Shares lapse. Shares distributed in connection with a Share split or Share dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property are distributed.

vi.Nature of Restricted Shares. Restricted Shares granted under the Plan are not intended to provide for the deferral of compensation subject to Section 409A of the Code.
e.Deferred Shares. The Committee is authorized to grant Deferred Shares to Participants, subject to the following terms and conditions:
i.Award and Restrictions. A Deferred Share shall entitle a Participant to a Share (or its cash equivalent) on the date of vesting. Deferred Shares shall be subject to such vesting conditions as the Committee may impose, if any, which may include vesting at the expiration of the deferral period, at earlier specified times, or upon the achievement of certain Performance Goals, separately or in combination, under such circumstances, in such installments, or otherwise as the Committee may determine.
ii.Issuance of Shares. Upon meeting the vesting condition specified for an Award of Deferred Shares, the Company shall issue the Shares to which the Participant is entitled under the Award. In no event shall such issuance occur more than two and one-half months after the close of the calendar year in which the Participant’s rights to such shares vest. In the event the Award of Deferred Shares provides for partial vesting over multiple years, shares that vest during a calendar year shall be issued to the Participant within two and one-half months after the close of the calendar year in which the Shares vest.
iii.Vesting.
1.Deferred Shares Other Than Deferred Shares That Are Subject to Performance Goals. With respect to Deferred Shares that are not subject to Performance Goals, the Committee shall determine when such Deferred Shares shall vest and any conditions (such as continued employment) that must be met in order for such Deferred Shares to vest at the end of the applicable vesting period. The Committee may at any time accelerate the time at which such Deferred Shares shall vest.
2.Deferred Shares Subject to Performance Goals. Deferred Shares that are subject to Performance Goals shall vest at the end of the applicable performance period if and to the extent the Performance Goals have been achieved for such period. The Committee shall certify the extent to which the Performance Goals are achieved and shall the have the discretion to decrease (but not increase) the extent to which such Deferred Shares vest on account of such achievement. Such Deferred Shares shall also vest (A) as provided in Section 8, or (B) if and to the extent determined by the Committee in the case of the Participant’s death or disability (as determined by the Committee). If the Participant’s

Termination of Service occurs for any reason prior to the end of the performance period, the Participant shall forfeit all such Deferred Shares granted with respect to such performance period, except (i) as provided in Section 8, (ii) as determined by the Committee in the case of the Participant’s death or disability (as determined by the Committee), or (iii) as otherwise determined by the Committee.
iv.Forfeiture. Except as otherwise determined by the Committee, upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Shares), all Deferred Shares that are at that time subject to such risk of forfeiture shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Shares will be waived in whole or in part in the event of terminations resulting from specified causes.
v.Dividend Equivalents. The Committee may provide that payments in the form of dividend equivalents will be credited in respect of Deferred Shares, which amounts may be paid or distributed when accrued or deemed reinvested in additional Deferred Shares. Any dividend equivalents credited with respect to Deferred Shares shall be subject to restrictions and a risk of forfeiture to the same extent as the Deferred Shares and amounts credited shall be distributed in accordance with the provisions of Section 6(e)(ii) above.
vi.Compliance with Section 409A. Notwithstanding anything herein to the contrary, all distributions of Deferred Shares shall be made within the applicable “short-term deferral period” within the meaning of Section 409A of the Code.
f.Bonus Shares and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Shares as a bonus, or to grant Shares or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements; provided, however, that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such Shares or Awards shall be determined by the Committee in a manner conforming to then - applicable requirements of Rule 16b-3. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.
g.Other Stock-Based Awards. The Committee shall have the right to grant other Awards based upon the Shares having such terms and conditions as the Committee may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Shares and the grant of phantom shares.
7.Certain Provisions Applicable to Awards.

a.Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per Share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Shares granted in substitution for an outstanding Award or award may be adjusted to reflect the in- the-money value of the surrendered Award or award, provided such adjustment does not cause the Award to be treated as deferred compensation subject to Section 409A of the Code.
b.Term of Awards. The term of each Award shall be for such period as may be determined by the Committee up to a maximum term of ten years.
c.Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards.
d.Rule 16b-3 Compliance. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 in connection with any grant of Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act Rules or acknowledged in writing to be non-exempt by such Participant). Accordingly, if, at such time, any provision of this Plan or any Award Agreement relating to an Award does not comply with the requirements of Rule 16b -3 as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).
e.Treatment of Dividends and Dividend Equivalents on Unvested Awards. Notwithstanding any other provision of the Plan to the contrary, if dividends are declared during the period that an Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirements to the same extent as the applicable Award and shall only be paid at the time such the vesting requirements are satisfied. In no event shall dividends or dividend equivalents be paid with respect to Options or Stock Appreciation Rights prior to their exercise or settlement, as applicable.

f.Minimum Vesting Period. Notwithstanding any other provision of the Plan to the contrary, the minimum vesting period with respect to any portion of an Award shall be no less than one year; provided, that Shares underlying Awards with respect to up to 5% of the total number of Shares reserved for Awards under Section 4(a) (subject to adjustment under Section 4(b)) may be exempt from the foregoing limitations. Nothing in this Section 7(j) shall limit the Company’s ability to grant Awards that contain rights to accelerated vesting upon a termination of employment or service for any reason other than for Cause or limit any rights to accelerated vesting in connection with a Change in Control, as provided in Section 8 of the Plan, in each case, prior to the completion of the minimum one-year service requirement described in the foregoing sentence. In addition, the minimum vesting requirement set forth in this Section 7(j) shall not apply to (i) an Award granted in substitution for another award, (ii) Awards granted to non-employee directors which vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of the Company’s shareholders (which is at least 50 weeks after the immediately preceding year’s annual meeting), (iii) Awards settled solely in cash in lieu of shares or (iv) Awards granted in lieu of earned cash obligations.

8.Change in Control Provisions.
a.In the event of a “Change in Control,” as defined in this Section, unless otherwise provided in the Award Agreement or another contract or Company-sponsored plan, in the event of a Change in Control, unless provision is made in connection with the Change in Control for (x) assumption of Awards previously granted or (y) substitution for such Awards of new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the exercise prices, if applicable, the following shall occur:
i.the Committee as constituted immediately before the Change in Control may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control (including, without limitation, the substitution of stock other than stock of the Company as the stock optioned hereunder, cash payment or other equitable consideration and the acceleration of vesting or exercisability of Awards under the Plan), provided that the Committee determines that such adjustments do not have a substantial adverse economic impact on the Participants as determined at the time of the adjustments, and
ii.any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested, subject only to the restrictions set forth in Sections 7(d) and 10(a); and (B) the restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Award shall be deemed fully vested, and any performance conditions imposed with respect to any Award shall be deemed to be fully achieved based on the greater of (i) target performance level or (ii) actual performance achievement, subject to the restrictions set forth in Sections 7(d) and 10(a) and any related provisions in a Company-sponsored plan.
iii.Termination Following a Change in Control. Unless otherwise provided in the Award Agreement or another contract or under the terms of a transaction constituting a Change in Control, upon a Participant’s involuntary termination of employment without Cause within twenty-four (24) months following the Change in Control, provided that such termination does not result from the Participant’s termination due to death or for disability, (1) any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested, subject only to the restrictions set forth in Sections 7(d) and 10(a); and (2) the restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Award shall be deemed fully vested, and any performance conditions imposed with respect to any Award shall be deemed to be fully achieved based on the greater of (i) target performance level or (ii) actual performance achievement, subject to the restrictions set forth in Sections 7(d) and 10(a).
b.For purposes of the Plan, a “Change in Control” shall have occurred if.
i.Any “Person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any entity controlling, controlled by or under common control with the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company), is or becomes the “beneficial owner” (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of either the combined voting power of the Company’s then outstanding voting securities or the then outstanding Shares (in either case, other than as a result of an acquisition of securities directly from the Company);
ii.during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 8(b)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;
iii.a merger, consolidation, recapitalization, or reorganization of the Company is consummated, or a reverse share split of any class of voting securities of the Company, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together beneficially owned of least 75% of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each such continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph (iii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 75% threshold (or to substantially preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Company or such surviving entity or of any subsidiary of the Company or such surviving entity; or
iv.the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).
Notwithstanding the foregoing, no event or condition shall constitute a Change of Control to the extent that, if it were, a 20% tax would be imposed upon or with respect to an award under Section 409A of the Code; provided that, in such case, the event or condition shall continue to constitute a Change in control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.
c.For purposes of the Plan, “Cause” means a Participant’s gross misconduct, insubordination, violation of the Company’s policies, or commission of a felony.

9.Certain Corporate Transactions.
In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), the surviving or successor corporation shall assume each outstanding Award or substitute a new award of the same type for each outstanding Award; provided, however, that, in the event of a proposed corporate transaction, the

Committee may terminate all or a portion of the outstanding Awards, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee decides so to terminate outstanding Options and SARs, the Committee shall give each Participant holding an Option or SAR to be terminated not fewer than seven days’ notice prior to any such termination, and any Option or SAR which is to be so terminated may be exercised (if and only to the extent that it is then exercisable under the terms of the Award Agreement and Section 8) at any time prior to such termination. Further, except as otherwise provided in the Plan, the Administrator may, in its discretion accelerate, in whole or in part, the date on which any or all Awards become exercisable or vested (to the extent such Award is not fully exercisable or vested pursuant to the Award Agreement or Section 8).

The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that (i) in the case of ISOs, such change would not constitute a “modification” under Section 424(h) of the Code, unless the Participant consents to the change, and (ii) no such adjustment shall be made to an outstanding Option or SAR if such adjustment would cause the Option or SAR to be subject to Section 409A of the Code.

10.General Provisions.
a.Compliance With Laws and Obligations. The Company will not be obligated to issue or deliver Shares in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any stock exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.
b.Limitations on Transferability. Awards and other rights under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated Beneficiary in the event of the Participant’s death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his or her guardian or legal representative; provided, however, that such Awards and other rights may be transferred to one or more transferees during the lifetime of the Participant in connection with the Participant’s estate or tax planning, and such transferees may exercise rights thereunder in accordance with the terms thereof, but only if and to the extent consistent with the registration of the offer and sale of Shares on Form S-8, Form S-3, or such other registration form of the Securities and Exchange Commission as may then be filed and effective with respect to the Plan and permitted by the Committee. The Company may rely upon the beneficiary designation last filed in accordance with this Section 10(b). Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered by a Participant and shall not be subject to the claims of a Participant’s creditors.
c.Taxes. The Company and any subsidiary is authorized to withhold from any Award granted or to be settled, any delivery of Shares in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any income recognition event involving an Award (including, for example, an election under section 83(b) of the Code), and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.
d.No Right to Continued Employment; Leaves of Absence. Neither the Plan, any Award Agreement, or any action taken hereunder shall be construed as giving any Participant the right to be retained in the employ or contract of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any Participant’s employment or contract at any time. Unless otherwise specified in the applicable Award Agreement, an approved leave of absence shall not be considered a Termination of Service for purposes of an Award under the Plan.
e.No Rights to Awards; No Stockholder Rights. No Participant or employee or independent contractor shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees or independent contractors. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.
f.Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any material amendment or alteration will be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after the date of such Board action if such stockholder approval is required by any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which Company securities may then be listed or quoted, and the Board may otherwise determine to submit other such amendments or alterations to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any Award theretofore granted to him. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award; and provided further that no such amendment, discontinuance or termination of the Plan shall accelerate the time for payment of any Deferred Shares or other amounts subject to Section 409A of the Code (except to the extent permitted by Section 409A of the Code). Except as permitted under Section 4(b), if the Fair Market Value of Shares subject to an Option or SAR has declined since the Award was granted, the Committee shall not, without stockholder approval, (i) cancel any or all such Options or SARs in exchange for cash or the grant of a new Award, or (ii) reduce the exercise price of any or all such Options or reduce the amount over which appreciation of a SAR is measured; provided, however, that such reduced amount shall not be less than the Fair Market Value on the date such reduction is made.
g.No Fiduciary Relationship. Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or its subsidiaries, or their officers or the Committee, on the one hand, and the Participant, the Company, its subsidiaries or any other person or entity, on the other.
h.Notices. All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 10(h).
i.Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.
j.Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
k.Non-Deferred Compensation Plan. The Plan is intended to constitute an equity or equity-based compensation plan that does not provide for the deferral of compensation subject to Section 409A of the Code and, if any provision of the Plan is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan not being subject to the provisions of Section 409A. Notwithstanding the forgoing, if, at any time, any provision of this Plan or any Award Agreement relating to an Award does not comply with the requirements of Section 409A of the Code, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Section 409A of the Code so that such Participant shall avoid liability under Section 409A. Deferred Shares are intended to meet the “short-term deferral exception” under Section 409A of the Code.
l.No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
m.Captions. The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.
n.Governing Law. The validity, construction, and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement will be determined in accordance with the Delaware General Corporation Law and other laws (including those governing contracts) of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.
o.Recoupment Policy. Notwithstanding any provision of this Plan to the contrary, a Participant’s right to receive or retain an Award, to retain any amount received pursuant to an Award (in cash or Shares) and, in the case of Shares received pursuant to an Award, to retain any profit or gain the Participant realized in connection with such an Award, shall be subject to any recoupment or “clawback” policy adopted by the Company.

11.Effective Date and Plan Termination. The Plan, as amended and restated, will be effective upon approval of the Board, subject to its approval by the stockholders of the Company if such stockholder approval is required by any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system as then in effect. Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no Shares remain available for issuance under the Plan and the Company or, if earlier, until the day before the tenth anniversary of the effective date of a renewal of the Plan. For clarity, the Plan shall be effective until May 19, 2036.